Exhibit  23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on (Form S-8 Nos. 333-50957, 333-50959, 333-58037, 333-58035, 333-81705,
333-91158 and 333-91236) of Racing Champions Ertl Corporation of our report dated February 22, 2002, on the consolidated financial statements of Racing Champions Worldwide Limited for each of the two years in the period ended
December 31, 2001, included in the Annual Report on Form 10-K of Racing Champions Ertl Corporation for the year ended December 31, 2002.


/s/  Ernst & Young LLP

                                         Ernst  &  Young  LLP

Exeter,  England
March  24,  2003